UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

Autoliv, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12933	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B 7th Floor, Box 70381,
Stockholm, Sweden		SE-107 24
(Address of Principal Executive Offices)		(Zip Code)

+46 8 587 20 600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Fourth Quarter Dividend

In a press release dated November 11, 2024, the Company announced that the Board declared a quarterly dividend of $0.70 cents per share for the fourth quarter of 2024. The dividend will be payable on Thursday, December 19, 2024 to the holders of Company common stock and on Friday, December 20, 2024 to the holders of the Company's Swedish Depository Receipts (SDRs). The dividend payments will be made to holders of record on the close of business on Tuesday, December 3, 2024.

Share Repurchase Program Extension

In the same press release dated November 11, 2024, the Company announced that the Board has approved an extension of the current share repurchase program which had been scheduled to expire at the end of 2024. The Board has approved an extension of the program until the end of 2025 with no other changes to the authorization.

The portions of the Press Release attached as Exhibit 99.1 to this Form 8-K relating to the fourth quarter dividend and the stock repurchase program extension are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated November 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated November 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: November 14, 2024